EXHIBIT 5/EXHIBIT 23.1
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                   Opinion of Thacher Proffitt & Wood LLP


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                 [LETTERHEAD OF THACHER PROFFITT & WOOD LLP]




May 13, 2004


Board of Directors
Slade's Ferry Bancorp
100 Slade's Ferry Avenue
Somerset, MA 02726

         Re:  Registration Statement on Form S-8
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Members of the Board:

      We have acted as counsel for Slade's Ferry Bancorp, a Massachusetts corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to 300,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered pursuant to the Slade's Ferry Bancorp 2004 Equity Incentive Plan (the "Plan").

      In rendering the opinion set forth below, we do not express any opinion concerning law other than the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States.

      We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plan described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.


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      Based on the foregoing, we are of the opinion that the shares of
Common Stock that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable.

      This opinion is given solely for the benefit of the Company and purchasers of shares under the Plan, and may not be relied upon by any person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm's name therein.

                                       Very truly yours,

                                       THACHER PROFFITT & WOOD LLP

                                       By: /s/ Richard A. Schaberg, Esq.
                                           Richard A. Schaberg, Esq.


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